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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 25, 1998 appearing on page 16 of XeTel Corporation's Annual Report on Form 10-K for the year ended March 28, 1998.



PRICEWATERHOUSECOOPERS LLP

Austin, TX
November 12, 1998